Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Karen Rugen
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REGAINS COMPLIANCE WITH NYSE SHARE PRICE LISTING RULE

CAMP HILL, PA (March 1, 2011) - Rite Aid Corporation (NYSE: RAD) today received notice from the New York Stock Exchange (NYSE) that the company has regained compliance with the exchange’s share price listing requirement.

Rite Aid regained compliance after its closing share price on February 28, 2011 and its average closing share price for the 30-days of trading ending February 28, 2011 were both above $1.00.  The company, which has continued to trade as usual on the NYSE, is now in compliance with all NYSE listing rules.

Rite Aid is one of the nation's leading drugstore chains with more than 4,700 stores in 31 states and the District of Columbia with fiscal 2010 annual sales of more than $25.7 billion.  Information about Rite Aid, including corporate background and press releases, is available through Rite Aid's website at www.riteaid.com.

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